BY-LAWS

                                       OF

                               CHEMGRAPHICS, INC.


                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS


1.1 Regular Meetings. Regular meetings of shareholders may be called by the Chief Executive Officer, the Secretary, the Board of Directors, or by shareholder demanded in accordance with Nevada Statutes. No meeting shall be designated a regular meeting unless specifically described as such in the notice of meeting or unless all the shareholders are present in person or by proxy, and none of them objects to this designation.

1.2 Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer, Chief Financial Officer, two or more directors, or by shareholder demand in accordance with Nevada Statutes.

1.3 Time and Place of Shareholder Meeting. Except as otherwise provided by statute, any meeting of shareholders shall be held on the date and at the time and place fixed by the Chief Executive Officer or the Board of Directors of the corporation.

1.4 Notice of Shareholder Meeting. Except as otherwise provided by statute, written notice of the date, time, and place of any meeting of shareholders shall be given to every holder of voting shares at such address as appears on the stock book of the corporation at least five days prior to the meeting if by mail, or two days prior to the meeting if by telex, telegram, or in person.

1.5 Voting. Except where a greater percentage is required by statute, the shareholders shall take action by the affirmative vote of the holders of a majority of the votes of the shares present.

                                   ARTICLE II

                                    DIRECTORS

2.1 Number, Term of Office. The number of directors of the corporation shall be as determined from time to time by the shareholders. Directors need not be shareholders. Each director shall hold office for an indefinite term, not to exceed five years, that expires at the regular meeting of shareholders next held after the director's election and until a successor is elected and has qualified, or until the earlier death, resignation, removal, or disqualification of the director.

2.2 Removal. The Board of Directors or the shareholders may remove any director of the corporation at any time, for cause or without cause. New directors may be elected at a meeting at which directors are removed.

2.3 Board Meetings, Notice. The Chief Executive Officer (if a director), the Chairman of the Board of Directors (if one is elected) or Directors comprising at least one third of the number of directors then in office may call a Board meeting by giving five days notice if by mail, or two days notice if by telephone, telex, telegram, or in person, to all directors of the day or date and time of the meeting. Meetings of the Board of Directors may be held at the day or date, time, and place, as shall be determined by the Board. If the day or date, time, and place have been announced at a previous meeting of the Board, or if a meeting schedule is adopted by the Board, no notice is required. In absence of a designation by the Board of Directors, Board meetings shall be held at the principal executive offices of the corporation.

2.4 (a) Advance Written Consent or Opposition. Any member of the Board or a committee thereof, as the case may be, may give advance written consent or opposition to a proposal to be acted on at a Board or committee meeting. If a director or committee member is not present at the meeting, advance written consent or opposition to a proposal does not constitute presence for the purpose of determining whether a quorum exists, but such advance written consent or opposition shall be a vote in favor of or against the proposal or resolution acted upon at the meeting is substantially the same or has substantially the same effect as the proposal or resolution to which the member of the Board or committee has consented or objected.

         (b) Action Without Meeting. Any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. An action requiring shareholder approval required or permitted to be taken at a board meeting may be taken by written action signed by all the directors. Any such written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions taken.


                                   ARTICLE III

                                    OFFICERS

3.1 Election; Term of Office; Removal. The Board of Directors shall elect a Chief Executive Officer and Chief Financial Officer, and may elect such other officers as it may deem necessary for the operation and management of the corporation, each of whom shall have the duties and responsibilities incident to the offices which they hold or as determined by the Board. Officers need not be directors or shareholders. Without limiting the foregoing, the Board may elect a Chairman of the Board, President, one or more Vice Presidents, a Treasurer, a Secretary and such assistant officers as it may designate with titles to describe their duties, functions or special responsibilities. Officers shall hold office at the will of the Board for an indefinite term until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause.


                                   ARTICLE IV

                                   AMENDMENTS

4.1 Subject to the power of shareholders to adopt, amend, or repeal, any Bylaw may be amended or repealed by the Board of Directors at any meeting, provided that, after adoption of the initial Bylaws, the Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office. The Board may adopt or amend a Bylaw to increase the number of directors.

                                    ARTICLE V

                                 INDEMNIFICATION

5.1 The corporation shall indemnify persons for such expenses and liabilities in such manner, under such circumstances, and to the extent required by Nevada Statutes.

                            ARTICLES OF INCORPORATION

                                       OF

                               CHEMGRAPHICS, INC.


         The undersigned incorporator, being a natural person, 18 years of age or older, in order to form a corporate entity under the Laws of the State of Nevada, NRS 78, hereby adopts the following Articles of Incorporation:

                                    ARTICLE I

         The name of the corporation is ChemGraphics, Inc.

                                   ARTICLE II

         The registered office is located at 4520 N. Cimarron Road, Las Vegas, Nevada 89129, and the registered agent is Donald Laws.

                                   ARTICLE III

         The corporation is organized for the purpose of engaging in every lawful activity.

                                   ARTICLE IV

         The total authorized capital stock of the corporation is 10,000,000 shares of common stock, having a par value of $.001 per share. The stock being non-assessable. Holders of the stock shall be entitled to vote at all corporate elections and may cast one vote for each share held.

         No holder of shares of stock of the corporation shall be entitled to subscribe for or purchase any part of a new or additional issue stock of any class.

                                    ARTICLE V

         The members of the governing board of this corporation are called Directors, there is one director, his name and address is:

Donald Laws
4520 N. Cimarron Road
Las Vegas, Nevada 89129

The number of the members of the Board of Directors may from time to time be increased, but never less than one nor more than ten.

                                   ARTICLE VI

         The existence of this corporation is perpetual.


         IN WITNESS WHEREOF, the Incorporator has executed these Articles of Incorporation, this _____ day of November, 1999.



                                         -----------------------------
                                         Donald Laws

         On this _8__ day of November, 1999, personally appeared before me, a Notary Public, Donald Laws, known to me as Incorporator, who subscribed his name as Incorporator.

         ----------------------
         Notary Public


         I Donald Laws, hereby accept appointment as Resident Agent for the above named corporation.

Date 11/8/99

                                         -----------------------------
                                         Donald Laws

                              ARTICLES OF AMENDMENT

                                       0F

                               CHEMGRAPHICS, INC.


         The undersigned corporation hereby adopts the following Articles of Amendment, which replace the following Articles:



                                    ARTICLE I

         The name of the corporation is Flagship International Holdings, Ltd.


                                   ARTICLE IV

         The total authorized capital stock of the corporation is 20,000,000 shares of common stock, having a par value of $.001 per share. The stock being non-assessable. Holders of the stock shall be entitled to vote at all corporate elections and may cast one vote for each share held.

         No holders of stock of the corporation shall be entitled to subscribe for or purchase any part of a new or additional issue of stock of any class.

         IN WITNESS WHEREOF, this amendment to the Articles of Incorporation is executed this _____ day of November, 1999.



                                         -----------------------------
                                         Douglas Grobe





         The amendment was adopted by the shareholders, on the 15th day of November, 1999.

                                         -----------------------------
                                         Douglas Grobe